                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT ("Agreement") made as of this 18th day of September, 1995 (the "Effective Date"), by and between STERLING ELECTRONICS CORPORATION, a Nevada corporation (the "Company"), and DAVID A. SPOLANE, hereinafter referred to as the "Executive". The Company and the Executive may be referred to herein collectively as the "Parties" and individually as a "Party".

                             W I T N E S S E T H :

        WHEREAS, the Executive is currently the Executive Vice President and Chief Operating Officer of the Company and a member of the Board of Directors of the Company (the "Board of Directors"); and

        WHEREAS, the Executive and the Company desire to provide for the continued employment of the Executive on the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby contract and agree as follows:

                                   ARTICLE I

                                      TERM

        Pursuant to the terms of this Agreement, the Executive is hereby employed by the Company for a period (the "Initial Term") beginning on the Effective Date and ending on the fifth anniversary of the Effective Date (the "Initial Expiration Date"). The term of this Agreement shall automatically extend for an additional one year term and the expiration date of this Agreement will be also extended by such one year period (the Initial Expiration Date as modified is hereinafter referred to as the "Expiration Date") on each anniversary of the Effective Date unless either the Executive or the Company gives the other Party written notice at least ninety (90) days prior to such anniversary of the Effective Date, that such Party does not desire for this Agreement to extend beyond the current term and thereafter this Agreement shall terminate on the Expiration Date, as then in effect. The Initial Term as extended by any additional one year terms as set forth above is hereinafter referred to as the "Term."

                                   ARTICLE II

                            DUTIES OF THE EXECUTIVE

        2.01 Duties. The Executive is engaged to be the Executive Vice President and Chief Operating Officer of the Company and a member of the Board
of Directors.   The Executive's duties and powers as Executive Vice President and Chief Operating Officer shall be determined from time to time by the Board of Directors consistent with such office(s). The Executive shall perform and discharge such duties well, and faithfully as an executive officer of Company, and shall be subject to the supervision and direction of the Board of Directors.

        2.02 Full Time Employment. Subject to the provisions set forth below, the Employee shall devote his entire productive time, ability, and attention to the business of the Company during the Term. The Employee shall not, directly or indirectly, during the Term render any services of a business, commercial or professional nature to any other person, corporation, firm or organization, whether for compensation or otherwise, without the prior written consent of the Company.

                                  ARTICLE III

                           COMPENSATION AND BENEFITS

        3.01 Base Compensation. As compensation for services rendered and the Executive's covenants and agreements under this Agreement, the Executive shall be entitled to receive from the Company a base salary of $135,000 per year, payable in equal semi-monthly installments. The salary of the Executive may be increased (but not decreased) from time to time at the sole discretion of the Board of Directors.

        3.02     Bonus.   The Executive will be entitled to a bonus based on
the earnings and results of the Company as set forth on Exhibit "A" attached hereto. The Parties agree that the formula for determining the Executive's annual bonus as set forth Exhibit "A" may be amended from time to time by the mutual consent of the Parties. In addition, the Executive shall be entitled to an annual bonus paid by the Company as determined in the sole discretion of the Board of Directors.

        3.03 Additional Benefits. In addition to the benefits set forth above, the Executive shall be entitled to the benefits (the "Other Benefits") described on Exhibit "B" attached hereto. The Parties agree that Other Benefits may be amended from time to time by the mutual consent of the Parties.

        3.04 Benefit Plans. During the Term, and thereafter, to the extent provided in the applicable plan, the Company agrees to include the Executive in any retirement, insurance or health benefit plans adopted by the Company for the benefit of the senior employees of Company.

        3.05 Expenses. The Company, in accordance with the rules and regulations that the Board of Directors shall issue and revise from time to time, shall reimburse the Executive for business expenses directly and reasonably incurred in the performance of his duties. Company shall provide the Executive an allowance for automobile usage and expense consistent with Company's plan as set by the Board of Directors.

        3.06 Change of Control Payments. In the event that Section 4.04 of this Agreement is triggered by the occurrence of a "Change of Control Event" (as defined below), then the Executive shall be entitled to the following:

                 (a) Termination Payment. In recognition of past services and contributions to the Company by the Executive and in consideration for the undertaking by the Executive to provide services to the Company, the Company shall pay to the Executive within twenty (20) days of the Termination Date (as hereinafter defined) an amount equal to the product of (i) the sum of (a) the Base Salary Amount (as hereinafter defined), (b) the Bonus Amount (as hereinafter defined) and (c) the Other Benefits Amount (as hereinafter defined) multiplied by (ii) three (3). For the purposes of this Agreement, the term "Base Salary Amount" means the Executive's current salary as of the Termination Date, on an annual basis, the term "Bonus Amount" means the greater of (i) the Executive's bonus calculated in accordance with the provisions of Exhibit "A" for the current year in question through the Termination Date and then annualized or (ii) the Executive's bonus for the prior year, and the term "Other Benefit Amount" means $38,000 (which is the agreed value of the Other Benefits as of the Effective
         Date). The Parties agree that the Other Benefit Amount may be amended by the Parties from time to time. The term "Termination Date" means the date that the Executive's employment is terminated pursuant to
         Section 4.04 of this Agreement.

                 (b) Welfare Plan Benefits. The Company will continue to cover the Executive under, or provide the Executive with insurance coverage no less favorable than, the Company's existing life, disability, health, dental or any other executive welfare benefit plans or programs (as in effect on the date of the Change of Control Event or, at the option of the Executive, on the Termination Date) for a period equal to the lesser of (i) three years from the Termination Date or (ii) until the Executive is provided by another employer with benefits substantially comparable to the benefits provided by such plans or programs.

                 (c) Pension Plan Benefits. The Company shall continue the participation and benefit accruals of the Executive under any existing Company retirement plan (as in effect on the date of the Change of Control event or, at the option of the Executive, on the date of Termination) for a period equal to the lesser of (i) three (3) years following the date of Termination, or (ii) until the Executive is employed by another employer, or (iii) the Company provides an equivalent benefit outside the Company's retirement plan. If the continuation provided for under this Section 3(e)(iii) fails to give the Executive sufficient service under the Company's retirement plan to vest the Executive in benefits under such plan, then an equivalent benefit (calculated as if the Executive were one hundred percent (100%) vested) shall be provided by the Company outside such plan.

                 (d) Vesting of Stock Options. All stock options held by the Executive immediately prior to the Termination Date shall become vested and exercisable by the Executive on the Termination Date. If the acceleration of the vesting of or the ability to exercise such options shall cause any stock options that were intended to be "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to no longer meet the requirements for "Incentive Stock Options" under the Code, then such options shall be deemed to be converted to non-qualified stock options.

                  (e) Gross Up of Payments and Benefits After a Change of Control Event.

                           (i) In the event any payments or benefits under this
                 Agreement or any benefit plan or program of the Company are subject to the tax (the "Excise Tax") imposed by Sections 4999 and/or 280G of the Code (or any similar tax that may hereinafter be imposed) or any payroll or other tax, the Company shall pay to the Executive an additional amount or amounts (each, a "Gross Up Payment") such that the net amount or amounts retained by the Executive, after deduction of any Excise Tax on any of the above described payments or benefits and any federal, state and local income and payroll tax and Excise Tax upon the payments provided for by this Section 3.06(e)(i), shall be equal to the amount of such payments or benefits prior to the imposition of such Excise Tax.

                          (ii) For purposes of determining the amount of a Gross Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross Up Payment is payable and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date the Gross Up Payment is payable, net of the maximum reduction in federal income taxes which could be obtained from any available deduction of such state and local taxes. If the Parties are unable to agree as to the amount of the Gross Up Payment, then such amount shall be determined by an independent public accounting firm or other tax professional selected by the Executive but reasonably acceptable to the Company. The determination of such account firm or tax professional shall be conclusive and binding upon the Parties absent fraud or manifest error. The Company shall pay all of the fees and expenses of such public accounting firm or tax professional.

                          (iii) In the event that the amount of the Excise Tax is subsequently determined to be less than the amount taken into account in calculating a Gross Up Payment hereunder, the Executive shall repay to the Company (to the extent actually paid to the Executive), at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross Up Payment attributable to such reduction (plus the portion of the Gross Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross Up Payment being repaid by the Executive if such repayment results in a reduction in, or a refund of, Excise Tax and/or federal and state and local income tax) plus interest on the amount of such repayment at the rate provided in Section 1274(b((2)(B) of the Code.

                          (iv) In the event that the amount of the Excise Tax is determined to exceed the amount taken into account in calculating a Gross Up Payment hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross Up Payment), the Company shall make an additional Gross Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                          (v) Each Gross Up Payment shall be payable, and shall be paid, by the Company on the date on which the Executive becomes entitled to the payment or benefits giving rise to such Gross Up Payment.

                 (f) No Mitigation. All payments and benefits to which the Executive is entitled under this Agreement shall be made and provided without offset, deduction, or mitigation on account of income the Executive may receive from other employment or otherwise.

                 (g) Death of the Executive. In the event of the Executive's death, all payments and benefits required by this Agreement shall be paid to the Executive's designated beneficiary or beneficiaries set forth in Exhibit "C" attached hereto and incorporated herein by reference, or, if he has not designated a beneficiary or beneficiaries, to his estate.

                                   ARTICLE IV

                                  TERMINATION

        This Agreement shall terminate prior to the expiration of its Term upon the occurrence of any one of the following events:

        4.01 Disability. In the event that the Executive is unable fully to perform his duties and responsibilities hereunder to the full extent required by the Board of Directors of Company by reason of illness, injury or incapacity for one hundred-eighty (180) consecutive days (during such one hundred-eighty (180) day period the Executive shall continue to be compensated as provided in Sections 3.01 and 3.02 hereof), this Agreement may be terminated by Company, and Company shall have no further liability or obligation to the Executive for compensation hereunder; provided, however, that (a) the Executive will be entitled to receive the payments prescribed under any disability benefits plan in which the Executive was participating and (b) the Executive shall be entitled to a pro rata portion of any incentive compensation earned under any plans described in Sections 3.02 and 3.03 above for the period prior to the date the Executive became disabled, subject to any limitations and conditions set forth in the plan in question. In the event of any dispute under this Section 4.01, the Executive shall submit to a physical examination by a licensed physician selected by Company.

        4.02 Death. In the event that the Executive dies during the Term, Company shall pay to the Executive's executors, legal representatives or administrators an amount equal to the installment of the Executive's salary and bonuses set forth in Sections 3.01 and 3.02 hereof earned as of the period in question for the month in which the Executive dies, and thereafter Company shall have no further liability or obligation hereunder to the Executive's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through the Executive; provided, however, that (a) the Executive will be entitled to receive the payments prescribed under any death or disability benefits plan in which the Executive was participating and (b) the Executive shall be entitled, subject to any limitations and conditions set forth in such plans, to a pro rata portion of any incentive compensation earned under any of the plans described in Sections 3.02 and 3.03 above for the period prior to the Executive's death.

        4.03 Cause. Nothing in this Agreement shall be construed to prevent the termination of this Agreement by Company at any time for Cause (as hereinafter defined). For purposes of this Agreement, "Cause" shall mean (i) the willful failure of the Executive to perform or observe (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, including the willful failure of the Executive to follow the reasonable directions of the Board of Directors or gross negligence, or (ii) conviction of a felony. Upon termination for Cause, Company shall pay to the Executive all sums due to the Executive through the date of such termination. Notwithstanding any provision of this Agreement to the contrary, the Company may not terminate this Agreement for Cause unless the Company shall have first given written notification to the Executive of the grounds for termination, the Board of Directors shall have determined that grounds for termination for Cause exists and the Executive shall have been given a reasonable opportunity to cure or remedied any violations of this Agreement. Following such a termination, Company shall have no further duty or obligation to the Executive; provided, however, the Executive shall continue to be bound by the restrictions set forth in Article V of this Agreement.

        4.04 Change of Control Provisions. (a) This Section 4.04 shall become effective immediately upon the occurrence of a Change of Control Event (as hereinafter defined), provided that the Executive is employed by the Company immediately prior to such Change of Control Event. Once it becomes effective, this Section 4.04 shall not terminate in the event that the Executive's employment by the Company ceases because of termination of such employment (i) by the Company without "Cause" at any time within thirty-six months following the Change of Control Event; or (ii) by the Executive for "Good Reason" at any time within thirty-six months following the Change of Control Event; provided, however, that this Section 4.04 shall terminate (subject to Section 4.04(c) of this Agreement) if the Executive's employment with the Company is terminated because of the Executive's death or permanent disability pursuant to Section
4.01 or 4.02 of this Agreement or retirement on or after his "Normal Retirement Date" (as hereinafter defined).

        (b) Definitions. As used in this Agreement, and unless the contest requires a different meaning, the following terms have the meanings indicated:

                 (i) "Change of Control Event" means any one of the following: (I) Continuing Directors (as hereinafter defined) no longer constitute at least two thirds (2/3) of the total number of directors of the Company; (II) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended), together with its affiliates, become the beneficial owner, directly or indirectly, of twenty-five percent (25%) of the Company's then outstanding Common Stock, $0.50 par value, or twenty-five percent (25%) or more the total voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors; (III) the approval by the Company's shareholders of the merger or consolidation of the Company with any other corporation or business organization, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute at least two-thirds (2/3) of the directors of the surviving corporation or business organization of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of such corporation or business organization; or (IV) at least two-thirds (2/3) of the Continuing Directors in office immediately prior to any other action proposed to be taken by the Company's shareholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a change of control of the Company and such action is taken.

                 (ii) "Continuing Director" means any individual who is a member of the Company's Board of Directors on the date hereof or was designated (before such person's initial election as a director) as a Continuing Director by two-thirds (2/3) of the then Continuing Directors.

                 (iii) "Good Reason" means (I) without the Executive's express written consent, (A) the assignment to the Executive of any duties, or any limitation of the Executive's responsibilities, inconsistent with the Executive's positions, duties, responsibilities and status with the Company immediately prior to the date of the Change of Control Event, or (B) any removal of the Executive from, or any failure to re-elect the Executive to, any of the Executive's positions with the Company immediately prior to the Change of Control Event, except in connection with the termination of the employment of the Executive by the Company for Cause or on the death or "permanent disability" of the Executive, and (C) the continuance thereof for a period of twenty (20) days after written notice thereof to the Company from the Executive; (II) any failure by the Company to pay, or any reduction by the Company of, the Executive's base annual salary in effect immediately prior to the date of the Change of Control Event;
        (III) any failure by the Company to

        (A) continue to provide the Executive with the opportunity to participate, on terms no less favorable than those in effect immediately prior to the date of the Change of Control Event, in any benefit plans and programs, including, but not limited to, the Company's life, disability, health, dental, bonus savings and retirement plans in which the Executive was participating immediately prior to the date of the Change of Control Event, or their equivalent, or (B) provide the Executive with all other fringe benefits or their equivalent from time to time in effect for the benefit of any executive which customarily includes a person holding the employment position with the Company then held by the Executive; or (IV) the relocation of the principal place of business of the Executive's employment to a location that is more than 50 miles further from the Executive's principal residence than such principal place of employment immediately prior to the date of the Change of Control Event, or the imposition of travel requirements on the Executive not substantially consistent with such travel requirements existing immediately prior to the date of the Change of Control Event.

                 (iv) "Normal Retirement Date" means the normal retirement date as defined in the Company's pension plan as in effect immediately prior to the Change in Control Event or, if such plan is not then in existence, the date upon which the Executive attains age sixty-five
        (65).

                 (v) "Termination" means any termination of the employment of the Executive following the occurrence of any Change of Control Event, (I) by the Company without Cause at any time within thirty-six months following a Change of Control Event, or (II) by the Executive for Good Reason at any time within thirty-six months following a Change of Control Event; provided, however, that Termination shall not include any termination of the employment of the Executive by the Company as a result of permanent disability of the Executive (as provided in Section
        4.01 of this Agreement) or as a result of the death of the Executive (as set forth in Section 4.02 of this Agreement), or the retirement of the Executive on or after his Normal Retirement Date.

        (c) Effectiveness. The provisions of this Section 4.04 shall not apply to any termination of the employment of the Executive which occurs after the expiration of a thirty-six (36) month period following the occurrence of a Change of Control Event.

                                   ARTICLE V

                                PROPERTY RIGHTS

        5.01 Non-Competition. For a period of (i) one year following the Termination of his employment under this Agreement following a Change of Control Event (other than a termination for "Cause"), or (ii) two years following any other Termination of his employment under this Agreement (such period is hereinafter referred to as the "Non-Competitive Period"), whether by wrongful discharge, discharge for cause, or otherwise, the Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, lender, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the electronics distribution business engaged in by the Company at the time of such termination.

        5.02 Solicitation. During the Non-Competitive Period, the Executive agrees not to, directly or indirectly, (i) call on or solicit, with respect to the activities prohibited by Section 5.01 of this Agreement, any person, firm, corporation or other entity who or which at the time of such termination, or within two years prior thereto, was or had been a customer, referral source or distributor of the Company or any of its affiliates or (ii) solicit the employment of any person who was employed by the Company on a full or part-time basis at the time of Executive's termination of employment.

        5.03 Confidential Information. The Executive recognizes and acknowledges that the Company's trade secrets and proprietary information and processes, as they may exist from time to time, are confidential information and are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Executive's duties hereunder. Except as required by law, the Executive will not, during or after the termination of this Agreement, disclose any such confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, (except as his duties may require while employed by the Company) nor shall the Executive make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during the Term, or after the termination, of this Agreement. If the Executive proposes to make disclosure of any confidential information in reliance on the foregoing exception, the Executive shall (a) immediately notify the Company in writing concerning the proposed disclosure, (b) provide the Company with copies of any information the Executive proposes to disclose as well as the facts and circumstances requiring such disclosure and (c) use his best efforts (at the Company's sole cost and expense) to assist the Company in obtaining a protective order or other protection if requested by the Company. The Executive agrees that such confidential information shall include (but not be limited to) all information contained in any memoranda, books, papers, client lists, files, letters, formulas and other printed or written material, and all copies thereof and therefrom, in any way relating to the Company's business and affairs, whether made by the Executive or otherwise coming into the Executive's possession, and the Executive agrees that, upon termination of this Agreement or on demand of the Company, at any time, he shall immediately deliver all such printed or written material and copies thereof to the Company. Notwithstanding the above, confidential information shall not include any information in the public domain that was not disclosed by the Executive in breach of this Section 5.03.

        5.04 Reasonableness of Restrictions. The Executive agrees that (a) the covenants contained in Sections 5.01, 5.02, and 5.03 hereof are necessary for the protection of the Company's business goodwill and trade secrets, (b) a portion of the compensation paid to the Executive under this Agreement is paid in consideration of the covenants herein contained, the sufficiency of which consideration is hereby acknowledged, (c) the Executive is not, and under this Agreement, will not be engaged in a common calling, and (d) if the scope of any restriction contained in Sections 5.01, 5.02 or 5.03 hereof is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum permitted by law, and the Parties hereto hereby consent that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. The existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

        5.05 Enforcement. The Executive acknowledges that the restrictions contained in Sections 5.01, 5.02 or 5.03 hereof are reasonable and necessary to protect the legitimate interests of the Company and its affiliates, that the Company would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of the covenants contained in Sections 5.01, 5.02 or 5.03 hereof will result in irreparable
injury to the Company.   The Executive also acknowledges that the Company shall
be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages as well as an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

                                   ARTICLE VI

                               GENERAL PROVISIONS

        6.01 Notices. Any notices to be given hereunder by either Party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested:

                 If to the Company:

                         Sterling Electronics Corporation
                         4201 Southwest Freeway
                         Houston, Texas 77027
                         Attention:   Chairman

                 with a copy to:

                         Schlanger, Mills, Mayer & Grossberg, L.L.P.
                         5847 San Felipe, Suite 1700
                         Houston, TX   77057
                         Attn:  Kyle Longhofer

                 If to the Executive:

                         David A. Spolane
                          4201 Southwest Freeway
                          Houston, TX 77027

Mailed notices shall be addressed to the Parties at the addresses set forth above, but each Party may change his address by written notice in accordance with this Section 6.01. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of ten (10) days after mailing.

         6.02 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever.

         6.03 Certain Acknowledgments. The Executive by his execution and delivery of this Agreement represents to the Company as follows:

         (i) That the Executive has been advised by the Company to have this Agreement reviewed by an attorney representing the Executive, and the Executive has either had this Agreement reviewed by such attorney or has chosen not to have this Agreement reviewed because the Executive, after reading the entire Agreement, fully and completely understands each provision and has determined not to obtain the services of an attorney.

         (ii) The Executive, either on his own or with the assistance and advice of his attorney, has in particular reviewed Article V and understands and accepts (a) the restrictions imposed by Article V and Sections 5.01, 5.02, and 5.03, and (b) the restrictions imposed upon the Executive pursuant to these sections are reasonable and necessary for the protection of the property rights of the Company and its affiliates.

         6.04 Headings. The headings or titles to Sections or Articles in this Agreement are intended solely for convenience of the Parties and no provision of this Agreement is to be construed by reference to the heading or title of any section.

         6.05 No Set-Off. There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation, against the payments or benefits to be made or provided for in this Agreement.

         6.06 Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver is authorized by the Board of Directors of the Company and is agreed to in writing, signed by the Executive and by an officer of the Company (other than the Executive) thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by any Party hereto of any breach by any other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time; nor shall the receipt or acceptance of the Executive's employment be deemed a waiver of any condition or provision hereof. The Executive acknowledges that from time to time, the Company may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to the Executive.

         6.07 Assignability. The Executive shall not assign, pledge or encumber any interest in this Agreement or any part thereof without the express written consent of the Company, this Agreement being personal to the Executive. This Agreement shall, however, inure to the benefit of the Executive's estate, dependents, beneficiaries and legal representatives. This Agreement shall not be assignable by the Company without the written consent of the Executive, but if the Company shall merge or consolidate with or into, or transfer substantially all of its assets to, another corporation or other form of business organization, then this Agreement shall bind the successor of the Company resulting from such merger, consolidation or transfer. No such merger, consolidation or transfer, however, shall relieve the Company or the Executive from liability and responsibility for the performance of their respective duties and obligations hereunder.

         6.08 Governing Law. This Agreement has been negotiated, executed and delivered in the State of Texas, and shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive law of the State of Texas.

         6.09 Severability. Each provision of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the Parties hereto to the maximum extent permissible under law.

         6.10 No Duress. The Executive acknowledges that no force, fear or threats or duress of any kind have been used to obtain the agreements and covenants contained in this Agreement.

         6.11 Legal Fees. In addition to any other benefit provided under this Agreement, the Company agrees to pay all of the Executive's out of pocket expenses including legal and accounting fees and expenses incurred or paid by the Executive in enforcing or construing any of the provisions of this Agreement

         EXECUTED at Houston, Texas, on the day and year first above written.

                                                "COMPANY"

                                                STERLING ELECTRONICS CORPORATION


                                                By: Herschel G. Maltz_

                                                Name: Herschel G. Maltz
                                                     ---------------------------
                                                Title: Chairman of Compensation
                                                       Committee

                                                "EXECUTIVE"

                                                DAVID A. SPOLANE

                                 BONUS FORMULA


         The term "Industrial Distribution Group's Operating Income" means the net income of Industrial Distribution Group (as hereinafter defined) determined in accordance with generally accepted accounting principles consistently applied before deduction of any corporate overhead or corporate expenses and before deduction of the Formula Bonus described in this Exhibit "A". The term "Industrial Distribution Group" means the distribution group of the Company; i.e., all of the Company's operations other than corporate overhead and the discontinued Phaostron manufacturing business. The Company shall pay a bonus to the Executive equal to two percent (2%) of the Industrial Distribution Group's Operating Income in excess of $8,500,000 for each fiscal year. The Formula Bonus will be based on the financial statements of the Company, including the annual financial statements of the Company as audited by the Company's independent accountants. Such financial statements as audited will be deemed conclusive and binding on the parties absent fraud or willful misconduct.

         The Formula Bonus will be paid quarterly as follows: (i) an amount equal to one-third of the estimated bonus shall be paid to the Executive, (ii) at the end of the second and third quarter an amount equal to one-half of the estimated Formula Bonus for that quarter shall be paid to the Executive, and
(iii) after completion of the audit of the Company's annual financial statements, the balance shall be paid to the Executive. The estimated amount for the first three fiscal quarters will be based on an annualization of the results for such quarter and such Formula Bonus shall be paid within forty (40) days after the end of such quarter. The annual bonus shall be paid the earlier of thirty (30) days after the completion of the Company audit for such fiscal year or ninety (90) days after the end of such fiscal year.

                                  EXHIBIT "B"
                          EXECUTIVE PERQUISITE VALUES


Description                                                                                      Annual Values
- -----------                                                                                      -------------
Company Car                                                                                            $10,000

Secretarial Support                                                                                     25,000

Home Computer                                                                                            1,000

Cellular Phone                                                                                           1,000

Educational Seminars                                                                                     1,000
                                                                                                       -------

         TOTAL                                                                                         $38,000